Exhibit E
[FORM OF AUTHORIZATION CERTIFICATE]

AUTHORIZATION CERTIFICATE
     I, Alicia Nuñez de la Huerta, Deputy Director General of Debt Issuance of the Ministry of Finance and Public Credit of the United Mexican States (“Mexico”), pursuant to Section 1(b) of the Fiscal Agency Agreement dated as of September 1, 1992 as amended by Amendment No. 1 thereto dated as of November 28, 1995 and by Amendment No. 2 thereto dated as of March 3, 2003 (as amended, the “Fiscal Agency Agreement”), between Mexico and Citibank, N.A., certify that, pursuant to the Authorization Certificate dated as of January 10, 2000, as amended and restated as of December 1, 2003, which this Authorization Certificate hereby amends and restates, there was established a Series (as that term is defined in Section 1(a) of the Fiscal Agency Agreement) of Securities (as that term is defined in Section l(a) of the Fiscal Agency Agreement) (the “Notes”) to be delivered under the Fiscal Agency Agreement. The Notes shall have the terms set forth in the Prospectus dated               , 2008 relating to the Debt Securities and Warrants of Mexico (the “Prospectus”) and the Prospectus Supplement dated               , 2008 relating to the Notes (the “Prospectus Supplement”), as amended from time to time and as such terms may be further specified in one or more pricing supplements thereto (each, a “Pricing Supplement”). The Prospectus and Prospectus Supplement are attached hereto as Annexes A and B, respectively. A sample form of Fixed Rate Note is attached hereto as Annex C and a sample form of Floating Rate Note is attached hereto as Annex D. The Notes shall be sold on behalf of Mexico by Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, UBS Securities LLC and UBS Limited (the “Agents”) or such other agent or agents as Mexico may appoint from time to time. The Notes may also be sold by Mexico to the Agents or such other agents, each acting as principal, or by Mexico directly.
     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Fiscal Agency Agreement and the forms of Notes attached hereto.
     The terms of the Notes shall include the following:
(i)	The designation of the Notes is Global Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue.

(ii)	The aggregate principal amount (or aggregate initial offering price, as the case may be) of the Notes that have been or may be issued as part of the Series is eighty billion United States dollars (U.S. $80,000,000,000), or the equivalent thereof in one or more other currencies or currency units, subject to reduction at the option of Mexico, including as a result of the sale of other Securities of

Mexico. Prior to the date hereof, Mexico has issued U.S. $47,452,179,152 equivalent of Notes.
(iii)	The Notes may be issued in registered or bearer form, with or without coupons, as specified in the applicable Pricing Supplement.

(iv)	Unless otherwise specified in the applicable Pricing Supplement, all Notes in bearer form will initially be represented by a temporary global bearer security. Registered Notes may not be exchanged for Notes in bearer form.

(v)	Each Note issued in book-entry form will be represented by one or more global securities, in registered or bearer form, deposited with a clearing system and held by a custodian or common depositary. Unless otherwise specified in the applicable Pricing Supplement, Notes will not be issued in certificated form.

(vi)	The principal of, and premium, if any, on the Notes shall be payable from nine months or more from their dates of issue, subject to redemption at the option of Mexico or repayment at the option of the holder prior to maturity as set forth in the applicable Pricing Supplement.

(vii)	Each fixed rate Note will bear interest from its Original Interest Date (or such other date as is specified in the applicable Pricing Supplement) at the annual interest rate or rates specified in the applicable Pricing Supplement. Each floating rate Note will bear interest at the Initial Interest Rate specified in the applicable Pricing Supplement from its Original Issue Date (or such other date as is specified in the applicable Pricing Supplement) until the first Interest Reset Date for such Note, and thereafter at a rate determined by reference to one or more Base Rates plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement). Interest will be paid on each Interest Payment Date specified in the applicable Pricing Supplement and will include interest accrued from and including the Original Issue Date (or such other date as is specified in the applicable Pricing Supplement), or from and including the last Interest Payment Date to which interest has been paid or duly provided for to, but excluding, such Interest Payment Date, and payments of interest at the Maturity Date or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment.

(viii)	Mexico will make payments of principal, premium, if any, and interest on Book-Entry Notes by wire transfer to the clearing system, or to the clearing system’s nominee or common depositary, as the registered owner or bearer of the Notes. Mexico will make payments of principal, premium, if any, and interest on registered Certificated Notes by wire transfer (a) to a registered holder of U.S. $10,000,000 or more aggregate principal amount (or its equivalent in other currencies or currency units) of Certificated Notes, but only if appropriate wire transfer instructions shall have been received in

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writing by the Paying Agent not less than 15 days prior to the applicable payment date or (b) if Mexico is making the payments at the Maturity Date or upon earlier redemption or repayment, upon surrender the Notes at the office of the principal Paying Agent or at the office of any other Paying Agent that Mexico appoints pursuant to the Fiscal Agency Agreement. In all other instances Mexico will pay interest on registered Certificated Notes, subject to applicable laws and regulations, by mailing a check to the registered holder on or before the applicable payment date at the address of such holder appearing on the security register for the Notes maintained by the Fiscal Agent on the applicable Regular Record Date. Mexico will make payments on Bearer Notes only at the offices of the Luxembourg Paying Agent and any other Paying Agent outside the United States appointed by Mexico, upon presentation of the relevant Note or coupon.
(ix)	Unless otherwise specified in the applicable Pricing Supplement and subject to the exceptions specified in the Prospectus Supplement, Book-Entry Notes denominated in a Specified Currency other than U.S. dollars that are registered in the name of a depositary located outside the United States are payable only in the Specified Currency, and Bearer Notes denominated in a Specified Currency other than U.S. dollars are payable only in the Specified Currency and, in each case, the holder of such Notes will not have the option to elect payment in U.S. dollars. Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Notes denominated in a Specified Currency other than U.S. dollars that are registered in the name of The Depository Trust Company or its nominee are payable in U.S. dollars. Nevertheless, if the Note and the applicable Pricing Supplement so indicate, a holder of such a Note may elect to receive all payments in the Specified Currency by delivery of a written request to the Fiscal Agent, received at least 15 days prior to the payment date. Such election shall remain in effect unless and until changed by written notice to the Fiscal Agent received at least 15 days prior to the Payment date.

(x)	The applicable Pricing Supplement will indicate either that the Notes cannot be redeemed prior to maturity or that the Notes will be redeemable at the option of Mexico on or after a specified date at par or at prices declining from a specified premium, if any, to par after a later date, together, in each case, with accrued interest to the date of redemption. The applicable Pricing Supplement will indicate whether a Note may be subject to repayment at the option of the holder.

(xi)	Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $2,000 and integral multiples thereof or, in the case of Notes denominated in currencies (including composite currencies) other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.

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(xii)	Unless otherwise set forth in the applicable Pricing Supplement, the Notes will not be subject to any mandatory redemption, purchase or repayment provisions pursuant to any sinking fund or analogous provisions.

(xiii)	Unless otherwise set forth in the applicable Pricing Supplement, the covenants and agreements of Mexico in respect of the Notes are as set forth under the captions “Description of the Securities—Debt Securities—Negative Pledge” and “—Default and Acceleration of Maturity” in the Prospectus attached hereto as Annex A.

(xiv)	Unless otherwise set forth in the applicable Pricing Supplement, the Notes shall be Collective Action Securities (as defined in the Fiscal Agency Agreement) and shall have the provisions with respect to meetings and amendments set forth in the Prospectus under the heading “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers.”

(xv)	Mexico may issue Notes the principal amount of which and/or interest thereon will be determined by reference to an Index, as specified and described in the applicable Pricing Supplement.

(xvi)	All payments of principal, premium, if any, and interest by Mexico in respect of Notes will be made without withholding or deducting any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico, any political subdivision thereof or any taxing authority in Mexico, as set forth and subject to the exceptions specified under the caption “Description of the Notes—Additional Amounts” in the Prospectus Supplement attached hereto as Annex B.

(xvii)	Unless otherwise specified in the applicable Pricing Supplement, Mexico may from time to time, without the consent of the holders of any issue of Notes, create and issue additional notes having terms and conditions the same as such Notes, or the same except for the amount of the first payment of interest, which additional notes may be consolidated and form a single Series with such issue; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the outstanding notes have as of the date of the issue of such additional notes.
     Mexico will pay all stamp and other duties, if any, which may be imposed by Mexico, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of the Notes.
     Prior to each issuance of Notes, Mexico will execute a Sub-Authorization Certificate setting forth with specificity the terms of such Notes described in general terms herein and attaching a form of such Notes.

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     THIS AUTHORIZATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION HEREOF BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.
     IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the          th day of               2008.

Alicia Nuñez de la Huerta
Deputy Director General of Debt Issuance of the Ministry of Finance and Public Credit of the United Mexican States

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Annex C
[FORM OF FIXED RATE NOTE]
          1[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE UNITED MEXICAN STATES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE REFERRED TO ON THE REVERSE HEREOF.]
          2[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS, INCLUDING THOSE SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE RELATING TO THIS NOTE. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE UNITED MEXICAN STATES (“MEXICO”) THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) TO MEXICO OR AN AFFILIATE OF MEXICO (UPON REDEMPTION HEREOF OR OTHERWISE), (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE).

[1]	Include for Book-Entry Notes registered in the name of DTC or its nominee.

[2]	Include for Book-Entry Notes offered pursuant to Rule 144A of the Securities Act of 1933.

1

          BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE RELATING TO THE ISSUANCE OF THIS NOTE.
          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE FISCAL AGENCY AGREEMENT.]
          3[THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]
          4[THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.]
          5[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.]

[3]	Include for Book-Entry Notes offered in reliance on Regulation S of the Securities Act of 1933.

[4]	Include for Original Issue Discount Notes.

[5]	Include for Bearer Notes.

F-2

UNITED MEXICAN STATES
Global Medium-Term Notes, Series A
Due Nine Months or More from Date of Issue
[Title of Issue]

No. [R/S]-	[Principal Amount]
CUSIP No.:
ISIN No.:
Common Code:

Original Issue Date:

Maturity Date:

Specified Currency:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY (Applicable only if Specified Currency is other than U.S. dollars):	____ Yes ____ No

Authorized Denominations:

Form:	( ) Book-Entry	( ) Bearer
	( ) Certificated	( ) Registered

Interest Rate:	[ ]% per annum, accruing from [ ]

Interest Payment Dates:

Regular Record Dates:

Optional Redemption:	____ Yes ____ No

[Initial Redemption Date:]

Optional Repayment:	____ Yes ____ No

Indexed Note:	____ Yes ____ No

Foreign Currency Note:	____ Yes ____ No

F-3

Original Issue Discount Note:	____ Yes ____ No

[Total Amount of OID:

Yield to Maturity:

Initial Accrual Period OID:]

Listing:	[Luxembourg Stock Exchange] [None]

Fiscal Agent:	[Citibank, N.A.]

[London Paying Agent:	Citibank, N.A.]

[Luxembourg Paying Agent:	Kredietbank S.A. Luxembourgeoise]

[Exchange Rate Agent:	Citibank, N.A.]

[Transfer Agent:	Citibank, N.A.]

Other Provisions:	[6][The Redemption Price shall initially be % of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is [100]% of such principal amount; provided, however, that if this Note is specified as an Original Issue Discount Note on the face hereof, the Redemption Price shall be the Amortized Face Amount (as defined in paragraph [7] of the Terms and Conditions of the Notes attached hereto).]

[6]	Delete if inapplicable.

F-4

          The UNITED MEXICAN STATES (“Mexico”), for value received, hereby promises to pay to [NAME OF REGISTERED HOLDER, or registered assigns/bearer], on the Maturity Date shown above upon presentation and surrender hereof, the principal amount of [AMOUNT], and to pay accrued interest, if any, on such principal amount from [ORIGINAL ISSUE DATE/INTEREST ACCRUAL DATE] [quarterly/semi-annually/annually] in arrears on [INTEREST PAYMENT DATE OR DATES] of each year commencing on [FIRST INTEREST PAYMENT DATE] at the rate of [INTEREST RATE] per annum, computed on the basis of [[a 360-day year consisting of twelve 30-day months] OR 7[the actual number of days in the interest period divided by 365 (or, if any portion of the Interest Period falls in a leap year, the sum of (x) the actual number of days falling in the leap year divided by 366 and (y) the actual number of days falling in the non-leap year divided by 365)]], until said principal amount is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued from and including the [Original Issue Date] [OTHER INTEREST ACCRUAL DATE], or from and including the last Interest Payment Date to which interest has been paid or duly provided for to, but excluding, such Interest Payment Date, and payments of interest at the Maturity Date or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment.
          8[The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shown above will, as provided in the Fiscal Agency Agreement referred to in the Terms and Conditions of the Notes attached hereto (the “Terms”), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the “Holder”) at the close of business on the [REGULAR RECORD DATES] (whether or not a Business Day) immediately preceding such Interest Payment Date (each a “Regular Record Date”) and, in the case of interest payable on the Maturity Date, to the same person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the Interest Payment Date relating thereto, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the succeeding Interest Payment Date to the Holder hereof on the Regular Record Date for such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) shall forthwith cease to be payable to said person on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest to be fixed by Mexico, notice whereof shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.]

[7]	Include for euro-denominated Notes.

[8]	Include for Registered Notes.

F-5

          9[The principal amount of this Note shall be payable against surrender hereof at such offices of the Paying Agents named on the face hereof and at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. Interest on this Note due on or before the Maturity Date shall be payable, by check to the bearer hereof, on each Interest Payment Date. No payment of principal or interest in respect of this Note shall be made at an office or agency of Mexico in the United States, and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.]

[9]	Include for Bearer Notes.

F-6

          10[For purposes of this Note, “Business Day” means any day that is (a) not a Saturday or Sunday; (b) if this Note is a Book-Entry Note registered in the name of DTC or its nominee or is a certificated Note denominated in U.S. dollars, not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”); (c) if this Note is denominated in a currency other than U.S. dollars or euro (a “Foreign Currency Note”), (i) not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the applicable Specified Currency and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency; (d) if this Note is denominated in euro, (i) a day on which the Trans-European Automated Real-Time Settlement Express Transfer (TARGET) System is operating and (ii) a day on which commercial banks are open for dealings in euro deposits in the London interbank market; and (e) if this Note is an Indexed Note, not a day on which banking institutions are authorized or required by law, regulation or executive order to close in [NAME OF SPECIFIED PLACE].]
          If any payment of principal, premium, if any, or interest is required to be made in respect of this Note on any Interest Payment Date, the Maturity Date or upon earlier redemption or repayment and the date fixed for such payment is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such date. If any payment required to be made in respect of this Note falls on a day that is not a business day in the relevant place of payment, such payment will be made on the next succeeding business day in such place of payment. No additional interest will accrue as a result of any such delayed payment pursuant to this paragraph.
          This Note may be listed on the Luxembourg Stock Exchange. If and so long as this Note is listed on such Exchange and required by the rules thereof, Mexico will maintain a Paying Agent and a Transfer Agent with an office in Luxembourg (initially, in both cases, Kredietbank S.A. Luxembourgeoise).
          11[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.]

[10]	Modify as necessary.

[11]	Include for Bearer Notes.

F-7

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN THE TERMS, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
          This Note shall not be valid or obligatory for any purpose until this Note has been authenticated by Citibank, N.A., or its successor, as Fiscal Agent.
          IN WITNESS WHEREOF, Mexico has caused this Note to be duly executed.
Dated:

UNITED MEXICAN STATES
By
MINISTER OF FINANCE AND
PUBLIC CREDIT OR DULY AUTHORIZED OFFICIAL OF THE MINISTRY OF FINANCE AND PUBLIC CREDIT

By
TREASURER OF THE FEDERATION

CERTIFICATE OF AUTHENTICATION
          This is one of the Debt Securities issued under the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., as Fiscal Agent
By
AUTHORIZED SIGNATORY

F-8

TERMS AND CONDITIONS OF THE NOTES
          1. General. (a) This Note is one of a duly authorized series of debt securities of Mexico designated as its [AGGREGATE PRINCIPAL AMOUNT] [INTEREST RATE] Notes due [YEAR OF MATURITY] (the “Notes”) issued pursuant to the Fiscal Agency Agreement dated as of September 1, 1992, as amended by Amendment No. 1 thereto dated as of November 28, 1995 and by Amendment No. 2 thereto dated as of March 3, 2003, as the same may be further amended from time to time (the “Fiscal Agency Agreement”) between Mexico and Citibank, N.A., as fiscal agent (the “Fiscal Agent,” which term includes any successor fiscal agent under the Fiscal Agency Agreement), to which Fiscal Agency Agreement and all fiscal agency agreements and authorizations supplemental thereto (including the Sub-Authorization Certificate dated as of [CLOSING DATE] (the “Authorization Certificate”) establishing the terms of the Notes) reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Fiscal Agent, Mexico and the holders of the Notes (the “Holders”). The Notes are initially limited to the principal amount of [AMOUNT], subject to increase as provided in paragraph [15] below. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the [Borough of Manhattan, The City of New York/The City of London] and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. All terms used in this Note which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement. This Note is issued under the Fiscal Agency Agreement and designated as “Global Medium-Term Notes, Series A” of Mexico, initially limited to an aggregate principal amount of U.S. $80,000,000,000 or the equivalent thereof in other currencies or currency units, subject to reduction at the option of Mexico, including as a result of the sale of other debt securities of Mexico. Each Note will be denominated in U.S. dollars or in such other currency or currency unit (the “Specified Currency”) as set forth on the face hereof. The U.S. dollar equivalent of any Note denominated in a Specified Currency other than U.S. dollars (a “Foreign Currency Note”) will be determined by the Exchange Rate Agent (which agent, unless otherwise provided on the face hereof, shall be Citibank, N.A.) on the basis of the noon buying rate for cable transfers in the relevant foreign currency in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date.
          12[(b) The Notes are issuable in fully registered form only, without coupons. Each Note will be issued in book-entry form represented by one or more global Notes (each, a “Global Note”) registered in the name of a nominee of DTC or another depositary (each, a “Depositary”) for the accounts of its participants. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by any such nominee to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such global note for all purposes under the Fiscal Agency Agreement. Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form (“Certificated Notes”) and will not be considered Holders thereof under the Fiscal Agency Agreement.]

[12]	Include for Registered Book-Entry Notes.

R-1

          13[(b) This Permanent Global Bearer Note is issued in permanent global bearer form, without coupons attached. Title to this Permanent Global Bearer Note shall pass by delivery. Mexico, the Fiscal Agent and any agent of Mexico or the Fiscal Agent may deem and treat the bearer of this Permanent Global Bearer Note as the owner thereof for all purposes, whether or not this Permanent Global Bearer Note is overdue, and neither Mexico nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.]
          14[(b) If this Note is a Certificated Note issued in Bearer form (a “Bearer Note”), it shall have coupons (the “coupons”) attached. If this Note is a Bearer Note, title to this Note and the attached coupons shall pass by delivery. Mexico, the Fiscal Agent and any agent of Mexico or the Fiscal Agent may deem and treat the bearer of a Bearer Note and the bearer of a coupon as the owner thereof for all purposes, whether or not such Note or coupon is overdue, and neither Mexico nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.]
          15[(c) Except as described in this paragraph, Certificated Notes will not be issued in exchange for beneficial interests in the Global Notes. 16[[If DTC is at any time unwilling or unable to continue as depositary or is ineligible to act as depositary in connection with the Global Notes, and a successor depositary is not appointed by Mexico within 90 days after Mexico is notified by DTC or becomes aware of such condition, Mexico will issue Certificated Notes in exchange for the Global Notes.] OR [If either Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear Banking S.A./N.V. (“Euroclear”) or Clearstream Banking, S.A. is closed for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently, Mexico will issue Certificated Notes in exchange for the Global Notes.]] In addition, Mexico may at any time and in its sole discretion determine not to have any of the Notes represented by the Global Notes, and in such event, will issue Certificated Notes in exchange for the Global Notes representing such Notes. In such event, such Certificated Notes will be issued only in fully registered form without coupons in denominations of [DENOMINATION] and integral multiples of [DENOMINATION].]
          2. Payments and Paying Agents. 17[(a) Principal of and any premium and interest on this Note shall be payable in U.S. dollars.]

[13]	Include for Permanent Global Bearer Notes.

[14]	Include for Certificated Bearer Notes.

[15]	Include for Book-Entry Notes.

[16]	Modify as applicable.

[17]	Include for U.S. Dollar-denominated Notes.

R-2

          18[(a) The principal of and any premium and interest on this Note shall be payable in the Specified Currency; provided, however, that if Mexico determines that the Specified Currency is not available for making payments on this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, or is no longer used by [JURISDICTION] or for the settlement of international transactions by public institutions of or within the international banking community, then payments on this Note shall be made in U.S. dollars until Mexico determines that the Specified Currency is again available for making such payments. The amount so payable on any such payment date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent in accordance with the Exchange Rate Agency Agreement, dated as of December 3, 1993, as amended, between Mexico and the Exchange Rate Agent. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default hereunder or under the Fiscal Agency Agreement. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. Holders will not have the option to elect payments in U.S. dollars.]

[18]	Include for Foreign Currency Notes payable only in a Specified Currency other than U.S. dollars.

R-3

          19[(a) If this Note is a Foreign Currency Note, unless it is indicated on the face hereof that the Holder may elect to receive payments in the Specified Currency and the Holder has so elected as described in Section 2(b) below, payment in respect hereof shall be made in U.S. dollars based upon the Exchange Rate Agent’s bid quotation for the applicable Specified Currency at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date for the purchase of U.S. dollars with the Specified Currency for settlement on the applicable payment date in an aggregate amount of such Specified Currency payable to all Holders receiving U.S. dollar payments on such payment date. The Exchange Rate Agent will exchange the payments received from Mexico in the Specified Currency for U.S. dollars and pay such amounts directly to DTC, or its nominee, as the registered holder of the Notes. If such bid quotation is not available, payment of the aggregate amount due to all Holders on such payment date will be made in the Specified Currency. All currency exchange costs will be borne by the Holder hereof, by deduction from such payments. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. If U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then the Holder hereof will receive payment in such Specified Currency until U.S. dollars are again available for making such payments. Any payment made under such circumstances in the Specified Currency will not constitute an Event of Default hereunder or under the Fiscal Agency Agreement.

[19]	Include for Foreign Currency Notes registered in the name of DTC or its nominee.

R-4

          (b) If so specified on the face hereof, the Holder of a Foreign Currency Note may elect to receive all payments in the applicable Specified Currency by providing the DTC participant through which its beneficial interest in the Notes is held on or prior to the applicable Regular Record Date (in the case of an interest payment) or at least fifteen calendar days prior to the Maturity Date or date of earlier redemption or repayment (in the case of a principal payment) with (i) notice of such Holder’s election to receive all or a portion of such payment in the Specified Currency and (ii) wire transfer instructions to an account maintained by the Holder denominated in the Specified Currency. Such participant must notify DTC of such election and wire transfer instructions on or prior to the third New York Business Day after such Regular Record Date for any payment of interest and on or prior to the twelfth calendar day prior to the payment of principal. DTC will notify the Paying Agent of such election and wire transfer instructions on or prior to the fifth New York Business Day after such Regular Record Date for the payment of interest and on or prior to the tenth calendar day prior to the Maturity Date or date of earlier redemption or repayment for the payment of principal. If complete instructions are received by the DTC participant and forwarded to DTC and then forwarded by DTC to the Paying Agent, on or prior to these dates, the DTC Holder will receive payment in the Specified Currency outside of DTC; otherwise only U.S. dollar payments will be made to the DTC Holder. Notwithstanding the foregoing, if Certificated Foreign Currency Notes are issued under the circumstances described in Section 1(c), the Holder of such Notes may elect to receive all payments in the applicable Specified Currency by delivering the written notice and wire transfer instructions described above to the Fiscal Agent, which must be received by the Fiscal Agent on or prior to the applicable Regular Record Date (in the case of an interest payment) or at least fifteen calendar days prior to the Maturity Date (in the case of a principal payment). In either case, such election shall remain in effect unless and until changed by written notice in the same manner as described above. If Mexico determines that the Specified Currency is not available for making payments in respect of this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then the Holder of this Note may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars until Mexico determines that the Specified Currency is again available for making such payments.]

R-5

          20[[(c)] Mexico will, through its Paying Agent, make payments of principal, premium, if any, and interest on this Note by wire transfer to the Depositary, or to its nominee or common depositary as the registered owner or bearer of the Notes, which will receive the funds for distribution to the Holders. Neither Mexico nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. 21[If Certificated Notes are issued under the circumstances described in Section 1(c), payments of principal, premium, if any, and interest on each Certificated Note payable on the Maturity Date or upon earlier redemption or repayment will be payable in immediately available funds to the person in whose name such Note is registered on the Maturity Date, upon presentation and surrender of the Note at the corporate trust office of the principal Paying Agent or, subject to applicable laws and regulations, at the office of any other paying agent that Mexico appoints pursuant to the Fiscal Agency Agreement. Interest on each Certificated Note (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be payable to the person in whose name such Note is registered at the close of business on the Regular Record Date or Special Record Date, as the case may be, for the relevant Interest Payment Date. Payment of interest on each Certificated Note will be made (i) by check mailed to the Holder of each Note at such Holder’s registered address or (ii) upon application of any Holder of at least $10,000,000 principal amount (or its equivalent in other currencies or currency units) of Notes to the Paying Agent not later than the relevant Regular Record Date or Special Record Date, as the case may be, prior to the applicable payment date providing (A) notice of such Holder’s election to receive such payment by wire transfer and (B) wire transfer instructions to an account maintained by such Holder, by transfer of immediately available funds.]]
          22[[(c)] If this Note is a Bearer Note, the principal amount of this Note shall be payable against surrender hereof at such offices of the Paying Agents named on the reverse of the coupons attached hereto and at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. Interest on this Note due on or before the Maturity Date shall be payable, by check to the bearer of each coupon appertaining hereto as provided in such coupon, on or after the Interest Payment Date relating to such coupon, upon presentation and surrender thereof at the offices of any Paying Agent set forth on the reverse of such coupon or at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. No payment of principal or interest in respect of this Note shall be made at an office or agency of Mexico in the United States, and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.]

[20]	Include for Book-Entry Notes.

[21]	Include for registered Book Entry Notes only.

[22]	Include for Certificated Bearer Notes.

R-6

          23[[(d)] Unless otherwise specified on the face hereof, if the Specified Currency is other than U.S. dollars, in the event of an official redenomination of the Specified Currency, the obligations of Mexico with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.]
          [(e)] Mexico agrees that so long as any of the Notes are outstanding, it will maintain a paying agent [and transfer agent] in a western European city for payment on the Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require)[, a registrar having a specified office in The City of [New York/London]] and a paying agent having a specified office in The City of [New York/London]. Mexico has initially appointed Citibank, N.A., and Kredietbank S.A. Luxembourgeoise as paying agents [and transfer agents] for the Notes. Subject to the foregoing, Mexico shall have the right at any time to terminate any such appointment and to appoint any other paying agents [or transfer agents] in such other places as it may deem appropriate upon notice in accordance with Section [15] below.
          [(f)] Any moneys held by the Fiscal Agent in respect of the Notes remaining unclaimed for two years after such amounts shall have become due and payable shall be returned by the Fiscal Agent to Mexico upon Mexico’s written request and the Holders of such Notes shall thereafter look only to Mexico for any payment to which such Holders may be entitled. Claims against Mexico for the payment of principal, premium, if any, and interest will become void unless made within five years after the payment first became due (or such shorter period as shall be prescribed by applicable law).

[23]	Include for Foreign Currency Notes.

R-7

          24[3. Redenomination. [Include any agreed provisions.]]
          [4.] Redemption. 25[The Notes will not be redeemable at the option of Mexico prior to the Maturity Date.] 26[Mexico may redeem this Note prior to the Maturity Date specified on the face hereof at its option either in whole or from time to time in part, on any date after the Initial Redemption Date set forth on the face hereof upon not less than 30 nor more than 60 days’ notice to the Fiscal Agent. If this Note is redeemed only in part, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Fiscal Agent by such method as the Fiscal Agent shall deem fair and appropriate.] Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

[24]	Include for Notes denominated in a Specified Currency that could possibly be replaced by the euro.

[25]	Include for non-redeemable Notes.

[26]	Include for redeemable Notes.

R-8

          [5.] Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the Maturity Date at the option of the Holder hereof. 27[If this Note is repayable prior to the Maturity Date at the option of the Holder hereof, in order to be so repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) appropriate wire instructions and (ii) either (A) if this is a Certificated Note, (1) this Note with the form entitled “Option to Elect Repayment” on the reverse of this Note duly completed or (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised hereby and a guaranty that this Note with the form entitled “Option to Elect Repayment” on the reverse hereof duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed must be received by the Paying Agent by such fifth Business Day or (B) if this Note is a Global Note, (1) a copy of the pricing supplement relating to such Global Note together with the form entitled “Option to Elect Repayment” attached thereto and duly completed or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of this Global Note and the principal amount of this Global Note to be repaid, the [CUSIP/ISIN] number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised hereby and a guaranty that the form entitled “Option to Elect Repayment” duly completed, together with the pricing supplement relating to this Global Note, will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such pricing supplement and form duly completed must be received by the Paying Agent by such fifth Business Day. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. If this Note is a Global Note, the Depositary’s nominee will be the Holder of this Note and therefore will be the only entity that can exercise a right to repayment.]

[27]	Include for Notes under which Holder has option to elect early repayment.

R-9

          28[[6.] Discount Notes. If this Note is a Discount Note, the amount payable in the event of redemption, repayment or other acceleration of maturity, in lieu of the principal amount due on the Maturity Date hereof, shall be the Amortized Face Amount (as defined below) as of the date of redemption or repayment or the date of such acceleration. The “Amortized Face Amount” in any such case shall be an amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity as set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.]
          [7.] Purchase of the Notes by Mexico. Mexico may at any time purchase or acquire any of the Notes at any price in the open market or otherwise. Notes so purchased by Mexico may, at Mexico’s discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Fiscal Agent for cancellation.
          [8.] Additional Amounts. (a) The payment by Mexico of principal of, premium, if any, and interest on the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico, any political subdivision thereof or any taxing authority in Mexico. If Mexico is required by law to make any such withholding or deduction, it will pay such additional amounts (“Additional Amounts”) as may be necessary in order to ensure that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts of principal, premium, if any, and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note to or on behalf of a Holder who is liable for taxes or duties in respect of such Note (i) by reason of such Holder having some connection with Mexico other than the mere holding of such Note or the receipt of principal of, premium, if any, or interest on any Note; (ii) in the case of Registered Notes, by reason of the failure to comply with any reasonable certification, identification, documentation or other reporting or registration requirement, concerning the nationality, residence, identity or connection with Mexico, or any political subdivision or taxing authority thereof or therein, of the Holder of a Note or any interest therein or rights in respect thereof, if compliance is required by applicable law, regulation, administrative practice or any treaty in effect, as a precondition to exemption from, or reduction in the rate of, deduction or withholding; or (iii) by reason of the failure of such Holder to present such Holder’s Note for payment within 30 days after the principal of, premium, if any, or interest on any Note is first made available for payment to the Holder.

[28]	Include for Discount Notes.

R-10

          (b) Whenever in this Note there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
          [9.] Ranking, Status and Negative Pledge. (a) The Notes will be direct, general and unconditional Public External Indebtedness of Mexico and will rank pari passu, without any preference among themselves, with all other unsecured and unsubordinated obligations of Mexico, present and future, relating to Public External Indebtedness. Mexico has pledged its full faith and credit for the due and punctual payment of principal of, interest on, and premium, if any, on the Notes.
          (b) Mexico undertakes that so long as any of the Notes remain outstanding, it will not create or permit to subsist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Notes are secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:
     (i) Security Interests created prior to December 3, 1993;
     (ii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;
     (iii) Security Interests securing Public External Indebtedness which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed $29 billion; and
     (iv) Security Interests securing Public External Indebtedness incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.
          (c) For the purposes of this Section [9] and Section [10], the following terms shall have the meanings specified below:
     (i) “Public External Indebtedness” means any Public Indebtedness that is payable by its terms or at the option of its holder in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico;

R-11

     (ii) “Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933 (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year;
     (iii) “Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project; and
     (iv) “Security Interest” means any lien, pledge, mortgage, security interest or other encumbrance.

R-12

          [10.] Events of Default. Each of the following events will constitute an “Event of Default” under the Notes: (a) the failure of Mexico to pay when due any principal of, premium, if any, or interest on any Note if such failure shall continue unremedied for a period of 30 days; or (b) the failure of Mexico to perform any other obligation under the Notes if such failure shall continue unremedied for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (c) acceleration of an aggregate principal amount of Public External Indebtedness of Mexico in excess of $10,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) resulting from the failure of Mexico to make any payment of principal or interest thereunder when due; or (d) the failure to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency) when due and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico. Upon the occurrence and during the continuance of an Event of Default, then, and in every such case, the Fiscal Agent shall, upon the instruction of the Holders of not less than 25% of the aggregate principal amount of the Notes Outstanding (as defined in the Fiscal Agency Agreement) at that time, by written demand given to Mexico with a copy to the Fiscal Agent, declare all the Notes to be, and the principal amount of all the Notes and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Mexico all such Events of Default shall have been cured, waived or otherwise remedied. If any and all existing Events of Default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% of the aggregate principal amount of the Notes Outstanding at that time, by written notice to Mexico and to the Fiscal Agent as set forth in the Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section [13], may, on behalf of all the Holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon.

R-13

          [11.] Replacement. (a) If this Note shall at any time become mutilated or be defaced, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity to save Mexico, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by Mexico or the Fiscal Agent) is delivered to the principal corporate trust office of the Fiscal Agent, then, in the absence of notice to Mexico or the Fiscal Agent that this Note has been acquired by a bona fide purchaser, Mexico shall execute and, upon its request, the Fiscal Agent shall authenticate and deliver a new Note of like tenor and principal amount (but with a different serial number) in exchange for, or in lieu of, this Note and/or a new coupon or coupons in lieu of the coupon or coupons appertaining hereto, if any. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note. Prior to the issuance of any substitute Note, Mexico may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent connected therewith). If any Note that has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, Mexico may pay or authorize payment of the same without issuing a substitute Note. The issuance of a new Note in lieu of any mutilated, destroyed, stolen or lost Note shall constitute an original additional contractual obligation of Mexico, whether or not the mutilated, destroyed, stolen or lost Note shall be at any time enforceable by anyone. Any new Note issued pursuant to this paragraph shall be dated the date of its authentication.
          [12.] Exchange and Transfer. (a) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement and the Authorization Certificate, a Note or Notes may be exchanged for a Note or Notes of equal aggregate principal amount in the same or different authorized denominations as may be requested by the Holder, by surrender of such Note or Notes at the office of the Fiscal Agent, or at the office of any transfer agent, together with a written request for the exchange.
          29[(b) Unless this Note has been issued in book-entry form, as provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Fiscal Agent’s register, upon surrender of this Note for registration of transfer at the corporate trust department of the Fiscal Agent in The City of [New York/London] or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to Mexico and the Fiscal Agent, executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon Mexico shall execute and the Fiscal Agent shall authenticate and deliver one or more new Notes dated the date of authentication thereof, in authorized denominations and having the same aggregate principal amount, to the designated transferee or transferees.]

[29]	Insert for Registered Notes.

R-14

          [(c)] No service charge will be imposed upon the Holder of a Note in connection with exchanges for Notes of a different denomination or for registration of transfers thereof, but Mexico may charge the party requesting any registration of transfer, exchange or registration of Notes a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.
          30[[(d)] Prior to due presentment of this Note for registration of transfer, Mexico or the Fiscal Agent may treat the Holder of this Note as the owner of this Note for all purposes, whether or not this Note shall be overdue, and neither Mexico nor the Fiscal Agent shall be affected by notice to the contrary.]
          [13.] Modifications, Amendments and Waivers. As provided in the Fiscal Agency Agreement, Mexico and the Fiscal Agent may, (a) with the consent of the Holders at a meeting duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding represented at such meeting, or (b) with the written consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding, modify, amend or supplement the Terms or, insofar as respects the Notes, the Fiscal Agency Agreement, in any way, and such Holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by the Holders; provided, however, that no such action may, without the consent of the Holders of not less than 75% of the aggregate principal amount of the Notes then Outstanding, voting at a meeting or by written consent, (i) change the due date for the payment of the principal of, premium, if any, or any installment of interest on any Note, (ii) reduce the principal amount of any Note, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or any premium payable upon redemption thereof (iii) change the coin or currency in which or the required places at which payment with respect to interest, any premium or principal in respect of the Notes is payable, (iv) shorten the period during which Mexico is not permitted to redeem Notes, or permit Mexico to redeem Notes if, prior to such action, Mexico is not permitted to do so, (v) reduce the proportion of the principal amount of the Notes the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the Terms or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Notes, (vi) change the obligation of Mexico to pay any Additional Amounts, (vii) change Section [9(a)] or Section [17], (viii) change the courts to the jurisdiction of which Mexico has submitted, Mexico’s obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or Mexico’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Notes as set forth in the Fiscal Agency Agreement, or (ix) in connection with an exchange offer for the Notes, amend the definition of “Events of Default.” In addition, the Fiscal Agency Agreement permits Mexico and the Fiscal Agent, without the consent of any Holders of Notes, to amend the Fiscal Agency Agreement or the Notes for the purpose of (i) adding to the covenants of Mexico for the benefit of the Holders of Notes, (ii) surrendering any right or power conferred upon Mexico, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Notes or the Fiscal Agency

[30]	Insert for Registered Notes.

R-15

Agreement or (v) amending the Fiscal Agency Agreement or the Notes in any manner which Mexico and the Fiscal Agent may determine and which shall not be inconsistent with the Notes and shall not adversely affect the interest of any Holder of Notes.

R-16

          31[[14.] Notices. Notices to Holders of the Notes will be given by mail to their respective addresses appearing in the register maintained by the Fiscal Agent. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg. If publication as aforesaid is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the later of the date of such publication and the fourth calendar day after the date of mailing.]
          32[[14.] Notices. Notices to Holders of the Notes will be valid if published in a daily newspaper having a general circulation in [London] or, if such publication is not practicable, in another leading daily English language newspaper having general circulation in Europe. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg or, if such publication is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in both such newspapers as provided above. Holders of coupons shall be deemed for all purposes to have notice of the contents of any notice to the Holders of the related Bearer Notes.]
          [15.] Further Issues. Mexico may, from time to time, without the consent of the Holders, create and issue additional notes having terms and conditions the same as the Notes, or the same except for the amount of the first payment of interest, which additional notes may be consolidated and form a single series with the outstanding Notes; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Notes have as of the date of the issue of such additional notes.
          [16.] Obligation Absolute. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Mexico, which is absolute and unconditional, to pay principal of and any premium, if any, and interest on this Note at the time and place, and in the coin or currency, herein prescribed.

[31]	Include for Registered Notes.

[32]	Include for Bearer Notes.

R-17

          [17.] GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION HEREOF BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.
          [18.] Due Authorization. Mexico hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Notes, and to constitute the same valid obligations of Mexico in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Mexico.

R-18

33[FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Fiscal Agent, with full power of substitution in the premises.

Dated:	Signature:

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.]

[33]	Include for Registered Notes.

R-19

Annex D
[FORM OF FLOATING RATE NOTE]
          1[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE UNITED MEXICAN STATES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE REFERRED TO ON THE REVERSE HEREOF.]
          2[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS, INCLUDING THOSE SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE RELATING TO THIS NOTE. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE UNITED MEXICAN STATES (“MEXICO”) THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) TO MEXICO OR AN AFFILIATE OF MEXICO (UPON REDEMPTION HEREOF OR OTHERWISE), (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (3) IN AN

[1]	Include for Book-Entry Notes registered in the name of DTC or its nominee.

[2]	Include for Book-Entry Notes offered pursuant to Rule 144A of the Securities Act of 1933.

OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE).
          BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE RELATING TO THE ISSUANCE OF THIS NOTE.
          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE FISCAL AGENCY AGREEMENT.]
          3[THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]
          4[THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.]
          5[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.]

[3]	Include for Book-Entry Notes offered in reliance on Regulation S of the Securities Act of 1933.

[4]	Include for Original Issue Discount Notes.

[5]	Include for Bearer Notes.

UNITED MEXICAN STATES
Global Medium-Term Notes, Series A
Due Nine Months or More from Date of Issue
[Title of Issue]

No. [R/S]-	[Principal Amount]
CUSIP No.:
ISIN No.:
Common Code:

Original Issue Date:

Maturity Date:

Specified Currency:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY (Applicable only if Specified Currency is other than U.S. dollars):	Yes No

Authorized Denominations:

Form:	☐ Book-Entry	☐ Bearer
	☐ Certificated	☐ Registered

Interest Rate:	Floating

Base Rate:	CD Rate	Commercial Paper Rate
	Federal Funds Rate	LIBOR*
	Treasury Rate	EURIBOR
Other

	* LIBOR Telerate	LIBOR Reuters

Index Maturity:

Initial Interest Rate:	[Interest rate or formula]

Spread (+/-) or Spread Multiplier:

Interest Payment Dates:

Interest Reset Dates:

Interest Determination Dates:

Regular Record Dates:

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:

Optional Redemption:	Yes No

[Initial Redemption Date:]

Optional Repayment:	Yes No

Indexed Note:	Yes No

Foreign Currency Note:	Yes No

Original Issue Discount Note:	Yes No

[Total Amount of OID:

Yield to Maturity:

Initial Accrual Period OID:]

Listing:	[Luxembourg Stock Exchange] [None]

Fiscal Agent:	[Citibank, N.A.]

[London Paying Agent:	Citibank, N.A.]

[Luxembourg Paying Agent:	Kredietbank S.A. Luxembourgeoise]

[Calculation Agent:	Citibank, N.A.]

[Exchange Rate Agent:	Citibank, N.A.]

[Transfer Agent:	Citibank, N.A.]

Other Provisions:	[6][The Redemption Price shall initially be % of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is [100]% of such principal amount; provided, however, that if this Note is specified as an Original Issue Discount Note on the face hereof, the Redemption Price shall be the Amortized Face Amount (as defined in paragraph [7] of the Terms and Conditions of the Notes attached hereto).]

[6]	Delete if inapplicable.

          The UNITED MEXICAN STATES (“Mexico”), for value received, hereby promises to pay to [NAME OF REGISTERED HOLDER, or registered assigns/bearer], on the Maturity Date shown above upon presentation and surrender hereof, the principal amount of [AMOUNT], and to pay accrued interest, if any, on such principal amount at the Initial Interest Rate shown above, from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date, and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the Terms and Conditions of the Notes attached hereto (the “Terms”), until said principal amount is paid or duly provided for in accordance with the Terms. Each payment of interest in respect of an Interest Payment Date shall include interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid or duly provided for to, but excluding, such Interest Payment Date, and payments of interest at the Maturity Date or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment.
          7[The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shown above will, as provided in the Fiscal Agency Agreement referred to in the Terms, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the “Holder”) at the close of business on [REGULAR RECORD DATES] (whether or not a Business Day) immediately preceding such Interest Payment Date (each a “Regular Record Date”) and, in the case of interest payable on the Maturity Date, to the same person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the Interest Payment Date relating thereto, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the succeeding Interest Payment Date to the Holder hereof on the Regular Record Date for such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) shall forthwith cease to be payable to said person on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest to be fixed by Mexico, notice whereof shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.]

[7]	Include for Registered Notes.

          8[The principal amount of this Note shall be payable against surrender hereof at such offices of the Paying Agents named on the face hereof and at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. Interest on this Note due on or before the Maturity Date shall be payable, by check to the bearer hereof, on each Interest Payment Date. No payment of principal or interest in respect of this Note shall be made at an office or agency of Mexico in the United States, and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.]

[8]	Include for Bearer Notes.

          9[For purposes of this Note, “Business Day” means any day that is (a) not a Saturday or Sunday; (b) if this Note is a Book-Entry Note registered in the name of DTC or its nominee or is a certificated Note denominated in U.S. dollars, not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”); (c) if this Note is denominated in a currency other than U.S. dollars or euro (a “Foreign Currency Note”), (i) not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the applicable Specified Currency and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency; (d) if this Note is denominated in euro, (i) a day on which the Trans-European Automated Real-Time Settlement Express Transfer (TARGET) System is operating and (ii) a day on which commercial banks are open for dealings in euro deposits in the London interbank market; (e) if this Note is an Indexed Note, not a day on which banking institutions are authorized or required by law, regulation or executive order to close in [NAME OF SPECIFIED PLACE]; and (f) if this Note is a LIBOR Note (as defined in the Terms), a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market (a “London Banking Day”).]
          If any Interest Payment Date (other than an Interest Payment Date that falls on the Maturity Date or upon a date for earlier redemption or repayment) or Interest Reset Date is not a Business Day, such Interest Payment Date or Interest Reset Date will be postponed to the next succeeding Business Day, except that if this Note is a LIBOR Note or a EURIBOR Note (as defined in the Terms) and such Business Day falls in the next succeeding calendar month, such Interest Payment Date or Interest Reset Date will be the next preceding Business Day. If any payment is required to be made in respect of this Note on the Maturity Date or upon earlier redemption or repayment and the date fixed for such payment is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such date.
          If any payment required to be made in respect of this Note falls on a day that is not a business day in the relevant place of payment, such payment will be made on the next succeeding business day in such place of payment, and no additional interest will accrue as a result of such delayed payment.
          This Note may be listed on the Luxembourg Stock Exchange. If and so long as this Note is listed on such Exchange and required by the rules thereof, Mexico will maintain a Paying Agent and a Transfer Agent with an office in Luxembourg (initially, in both cases, Kredietbank S.A. Luxembourgeoise).

[9]	Modify as necessary.

          10[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.]
          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN THE TERMS, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
          This Note shall not be valid or obligatory for any purpose until this Note has been authenticated by Citibank, N.A., or its successor, as Fiscal Agent.
          IN WITNESS WHEREOF, Mexico has caused this Note to be duly executed.
Dated:

UNITED MEXICAN STATES
By
MINISTER OF FINANCE AND
PUBLIC CREDIT OR DULY AUTHORIZED OFFICIAL OF THE MINISTRY OF FINANCE AND PUBLIC CREDIT

By
TREASURER OF THE FEDERATION

CERTIFICATE OF AUTHENTICATION
          This is one of the Debt Securities issued under the within-mentioned Fiscal Agency Agreement.
CITIBANK, N.A.,
as Fiscal Agent

By
AUTHORIZED SIGNATORY

[10]	Include for Bearer Notes.

TERMS AND CONDITIONS OF THE NOTES
          1. General. (a) This Note is one of a duly authorized series of debt securities of Mexico designated as its [AGGREGATE PRINCIPAL AMOUNT] Floating Rate Notes due [YEAR OF MATURITY] (the “Notes”) issued pursuant to the Fiscal Agency Agreement dated as of September 1, 1992, as amended by Amendment No. 1 thereto dated as of November 28, 1995 and by Amendment No. 2 thereto dated as of March 3, 2003, as the same may be further amended from time to time (the “Fiscal Agency Agreement”) between Mexico and Citibank, N.A., as fiscal agent (the “Fiscal Agent,” which term includes any successor fiscal agent under the Fiscal Agency Agreement), to which Fiscal Agency Agreement and all fiscal agency agreements and authorizations supplemental thereto (including the Sub-Authorization Certificate dated as of [CLOSING DATE] (the “Authorization Certificate”) establishing the terms of the Notes) reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Fiscal Agent, Mexico and the holders of the Notes (the “Holders”). The Notes are initially limited to the principal amount of [AMOUNT], subject to increase as provided in paragraph [16] below. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the [Borough of Manhattan, The City of New York/The City of London] and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. All terms used in this Note which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement. This Note is issued under the Fiscal Agency Agreement and designated as “Global Medium-Term Notes, Series A” of Mexico, initially limited to an aggregate principal amount of U.S. $80,000,000,000 or the equivalent thereof in other currencies or currency units, subject to reduction at the option of Mexico, including as a result of the sale of other debt securities of Mexico. Each Note will be denominated in U.S. dollars or in such other currency or currency unit (the “Specified Currency”) as set forth on the face hereof. The U.S. dollar equivalent of any Note denominated in a Specified Currency other than U.S. dollars (a “Foreign Currency Note”) will be determined by the Exchange Rate Agent (which agent, unless otherwise provided on the face hereof, shall be Citibank, N.A.) on the basis of the noon buying rate for cable transfers in the relevant foreign currency in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date.
          11[(b) The Notes are issuable in fully registered form only, without coupons. Each Note will be issued in book-entry form represented by one or more global Notes (each, a “Global Note”) registered in the name of a nominee of DTC or another depositary (each, a “Depositary”) for the accounts of its participants. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by any such nominee to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such global note for all purposes under the Fiscal Agency Agreement. Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form (“Certificated Notes”) and will not be considered Holders thereof under the Fiscal Agency Agreement.]

[11]	Include for Registered Book-Entry Notes.

          12[(b) This Permanent Global Bearer Note is issued in permanent global bearer form, without coupons attached. Title to this Permanent Global Bearer Note shall pass by delivery. Mexico, the Fiscal Agent and any agent of Mexico or the Fiscal Agent may deem and treat the bearer of this Permanent Global Bearer Note as the owner thereof for all purposes, whether or not this Permanent Global Bearer Note is overdue, and neither Mexico nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.]
          13[(b) If this Note is a Certificated Note issued in Bearer form (a “Bearer Note”), it shall have coupons (the “coupons”) attached. If this Note is a Bearer Note, title to this Note and the attached coupons shall pass by delivery. Mexico, the Fiscal Agent and any agent of Mexico or the Fiscal Agent may deem and treat the bearer of a Bearer Note and the bearer of a coupon as the owner thereof for all purposes, whether or not such Note or coupon is overdue, and neither Mexico nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.]
          14[(c) Except as described in this paragraph, Certificated Notes will not be issued in exchange for beneficial interests in the Global Notes. 15[[If DTC is at any time unwilling or unable to continue as depositary or is ineligible to act as depositary in connection with the Global Notes, and a successor depositary is not appointed by Mexico within 90 days after Mexico is notified by DTC or becomes aware of such condition, Mexico will issue Certificated Notes in exchange for the Global Notes.] OR [If either Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear Banking S.A./N.V. (“Euroclear”) or Clearstream Banking, S.A. is closed for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently, Mexico will issue Certificated Notes in exchange for the Global Notes.]] In addition, Mexico may at any time and in its sole discretion determine not to have any of the Notes represented by the Global Notes, and in such event, will issue Certificated Notes in exchange for the Global Notes representing such Notes. In such event, such Certificated Notes will be issued only in fully registered form without coupons in denominations of [DENOMINATION] and integral multiples of [DENOMINATION].]
          2. Payments and Paying Agents. 16[(a) Principal of and any premium and interest on this Note shall be payable in U.S. dollars.]

[12]	Include for Permanent Global Bearer Notes.

[13]	Include for Certificated Bearer Notes.

[14]	Include for Book-Entry Notes.

[15]	Modify as applicable.

[16]	Include for U.S. Dollar-denominated Notes.

          17[(a) The principal of and any premium and interest on this Note shall be payable in the Specified Currency; provided, however, that if Mexico determines that the Specified Currency is not available for making payments on this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, or is no longer used by [JURISDICTION] or for the settlement of international transactions by public institutions of or within the international banking community, then payments on this Note shall be made in U.S. dollars until Mexico determines that the Specified Currency is again available for making such payments. The amount so payable on any such payment date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent in accordance with the Exchange Rate Agency Agreement, dated as of December 3, 1993, as amended, between Mexico and the Exchange Rate Agent. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default hereunder or under the Fiscal Agency Agreement. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. Holders will not have the option to elect payments in U.S. dollars.]

[17]	Include for Foreign Currency Notes payable only in a Specified Currency other than U.S. dollars.

          18[(a) If this Note is a Foreign Currency Note, unless it is indicated on the face hereof that the Holder may elect to receive payments in the Specified Currency and the Holder has so elected as described in Section 2(b) below, payment in respect hereof shall be made in U.S. dollars based upon the Exchange Rate Agent’s bid quotation for the applicable Specified Currency at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date for the purchase of U.S. dollars with the Specified Currency for settlement on the applicable payment date in an aggregate amount of such Specified Currency payable to all Holders receiving U.S. dollar payments on such payment date. The Exchange Rate Agent will exchange the payments received from Mexico in the Specified Currency for U.S. dollars and pay such amounts directly to DTC, or its nominee, as the registered holder of the Notes. If such bid quotation is not available, payment of the aggregate amount due to all Holders on such payment date will be made in the Specified Currency. All currency exchange costs will be borne by the Holder hereof, by deduction from such payments. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. If U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then the Holder hereof will receive payment in such Specified Currency until U.S. dollars are again available for making such payments. Any payment made under such circumstances in the Specified Currency will not constitute an Event of Default hereunder or under the Fiscal Agency Agreement.

[18]	Include for Foreign Currency Notes registered in the name of DTC or its nominee.

          (b) If so specified on the face hereof, the Holder of a Foreign Currency Note may elect to receive all payments in the applicable Specified Currency by providing the DTC participant through which its beneficial interest in the Notes is held on or prior to the applicable Regular Record Date (in the case of an interest payment) or at least fifteen calendar days prior to the Maturity Date or date of earlier redemption or repayment (in the case of a principal payment) with (i) notice of such Holder’s election to receive all or a portion of such payment in the Specified Currency and (ii) wire transfer instructions to an account maintained by the Holder denominated in the Specified Currency. Such participant must notify DTC of such election and wire transfer instructions on or prior to the third New York Business Day after such Regular Record Date for any payment of interest and on or prior to the twelfth calendar day prior to the payment of principal. DTC will notify the Paying Agent of such election and wire transfer instructions on or prior to the fifth New York Business Day after such Regular Record Date for the payment of interest and on or prior to the tenth calendar day prior to the Maturity Date or date of earlier redemption or repayment for the payment of principal. If complete instructions are received by the DTC participant and forwarded to DTC and then forwarded by DTC to the Paying Agent, on or prior to these dates, the DTC Holder will receive payment in the Specified Currency outside of DTC; otherwise only U.S. dollar payments will be made to the DTC Holder. Notwithstanding the foregoing, if Certificated Foreign Currency Notes are issued under the circumstances described in Section 1(c), the Holder of such Notes may elect to receive all payments in the applicable Specified Currency by delivering the written notice and wire transfer instructions described above to the Fiscal Agent, which must be received by the Fiscal Agent on or prior to the applicable Regular Record Date (in the case of an interest payment) or at least fifteen calendar days prior to the Maturity Date (in the case of a principal payment). In either case, such election shall remain in effect unless and until changed by written notice in the same manner as described above. If Mexico determines that the Specified Currency is not available for making payments in respect of this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then the Holder of this Note may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars until Mexico determines that the Specified Currency is again available for making such payments.]

          19[[(c)] Mexico will, through its paying agent, make payments of principal, premium, if any, and interest on this Note by wire transfer to the Depositary, or to its nominee or common depositary as the registered owner or bearer of the Notes, which will receive the funds for distribution to the Holders. Neither Mexico nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. 20[If Certificated Notes are issued under the circumstances described in Section 1(c), payments of principal, premium, if any, and interest on each Certificated Note payable on the Maturity Date or upon earlier redemption or repayment will be payable in immediately available funds to the person in whose name such Note is registered on the Maturity Date, upon presentation and surrender of the Note at the corporate trust office of the principal Paying Agent or, subject to applicable laws and regulations, at the office of any other paying agent that Mexico appoints pursuant to the Fiscal Agency Agreement. Interest on each Certificated Note (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be payable to the person in whose name such Note is registered at the close of business on the Regular Record Date or Special Record Date, as the case may be, for the relevant Interest Payment Date. Payment of interest on each Certificated Note will be made (i) by check mailed to the Holder of each Note at such Holder’s registered address or (ii) upon application of any Holder of at least $10,000,000 principal amount (or its equivalent in other currencies or currency units) of Notes to the Paying Agent not later than the relevant Regular Record Date or Special Record Date, as the case may be, prior to the applicable payment date providing (A) notice of such Holder’s election to receive such payment by wire transfer and (B) wire transfer instructions to an account maintained by such Holder, by transfer of immediately available funds.]]
          21[[(c)] If this Note is a Bearer Note, the principal amount of this Note shall be payable against surrender hereof at such offices of the Paying Agents named on the reverse of the coupons attached hereto and at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. Interest on this Note due on or before the Maturity Date shall be payable, by check to the bearer of each coupon appertaining hereto as provided in such coupon, on or after the Interest Payment Date relating to such coupon, upon presentation and surrender thereof at the offices of any Paying Agent set forth on the reverse of such coupon or at such other offices or agencies as Mexico shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the Holders of the Notes. No payment of principal or interest in respect of this Note shall be made at an office or agency of Mexico in the United States, and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.]

[19]	Include for Book-Entry Notes.

[20]	Include for registered Book Entry Notes only.

[21]	Include for Certificated Bearer Notes.

          22[[(d)] Unless otherwise specified on the face hereof, if the Specified Currency is other than U.S. dollars, in the event of an official redenomination of the Specified Currency, the obligations of Mexico with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.]
          [(e)] Mexico agrees that so long as any of the Notes are outstanding, it will maintain a paying agent [and transfer agent] in a western European city for payment on the Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require)[, a registrar having a specified office in The City of [New York/London]] and a paying agent having a specified office in The City of [New York/London]. Mexico has initially appointed Citibank, N.A., and Kredietbank S.A. Luxembourgeoise as paying agents [and transfer agents] for the Notes. Subject to the foregoing, Mexico shall have the right at any time to terminate any such appointment and to appoint any other paying agents [or transfer agents] in such other places as it may deem appropriate upon notice in accordance with Section [15] below.
          [(f)] Any moneys held by the Fiscal Agent in respect of the Notes remaining unclaimed for two years after such amounts shall have become due and payable shall be returned by the Fiscal Agent to Mexico upon Mexico’s written request and the Holders of such Notes shall thereafter look only to Mexico for any payment to which such Holders may be entitled. Claims against Mexico for the payment of principal, premium, if any, and interest will become void unless made within five years after the payment first became due (or such shorter period as shall be prescribed by applicable law).

[22]	Include for Foreign Currency Notes.

          3. Interest. (a) This Note will bear interest at the Initial Interest Rate specified on the face hereof, from the Original Issue Date specified on the face hereof until the first Interest Reset Date specified on the face hereof and, thereafter, at the Base Rate specified on the face hereof plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, each as specified on the face hereof until the principal amount hereof is paid or payment hereof is duly provided for. The “Spread” is the number of basis points (one basis point equals one-hundredth of a percentage point) specified on the face hereof as being applicable to the interest rate of this Note, and the “Spread Multiplier” is the percentage specified on the face hereof as being applicable to the interest rate of this Note. The Base Rates that may be specified on the face hereof are: (i) the Commercial Paper Rate (in which case this Note is a “Commercial Paper Rate Note”), (ii) LIBOR (in which case this Note is a “LIBOR Note”), (iii) EURIBOR (in which case this Note is a “EURIBOR Note”), (iv) the Treasury Rate (in which case this Note is a “Treasury Rate Note”), (v) the CD Rate (in which case this Note is a “CD Rate Note”), (vi) the Federal Funds Rate (in which case this Note is a “Federal Funds Rate Note”) or (vii) such other Base Rate described on the face hereof.
          (b) As specified on the face hereof, this Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest (a “Maximum Interest Rate”) that may be applicable during any Interest Period (as defined below); and (ii) a minimum limitation, or floor, on the rate of interest (a “Minimum Interest Rate”) that may be applicable during any Interest Period. The “Index Maturity” for this Note is the period until maturity of the instrument or obligation from which the Base Rate is calculated.
          (c) This Note will accrue interest from and including the first day to but excluding the last day of each Interest Period and accrued interest on the outstanding principal amount of this Note will be paid in arrears on each Interest Payment Date. Each period commencing on the Original Issue Date (in the case of the initial Interest Period) or on the last day of the immediately preceding Interest Period (in the case of each Interest Period after the initial Interest Period) and ending on the next Interest Payment Date is herein called an “Interest Period.”
          (d) So long as this Note is outstanding, Mexico shall provide that there shall be appointed an agent for calculating the interest rate hereon (the “Calculation Agent”). The interest rate for each Interest Period shall be determined by the Calculation Agent as of each Interest Determination Date specified on the face hereof in accordance with the provisions hereof and of the calculation agency agreement (the “Calculation Agency Agreement”), dated as of December 3, 1993, as amended by the Amendment No. 1 thereto, dated as of August 17, 1994, and Amendment No. 2 thereto, dated as of November 28, 1995, between Mexico and Citibank, N.A. As soon as practicable after calculating such interest rate, but in any event not later than the first Business Day of such Interest Period (except with respect to the first Interest Period and as described below), the Calculation Agent shall notify Mexico, each paying agent, the registered Holders and the Luxembourg Stock Exchange (if this Note is listed thereon) of the interest rate in effect for such Interest Period, the number of days in such Interest Period, the date of the next Interest Payment Date and the amount of interest expected to be payable for each $100,000 principal amount of Notes on such Interest Payment Date, Maturity Date or date of earlier redemption or repayment, as the case may be. Nevertheless, where these Terms provide that the Calculation Agent shall calculate the interest rate in effect for an applicable Interest Period on a Calculation Date (as defined below) and such Calculation Date falls on a date subsequent to the first Business Day of such Interest Period, the Calculation Agent shall provide the notice specified above to the parties specified above no later than the first Business Day immediately succeeding the applicable Calculation Date. Upon the request of the Holder hereof, the

Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note. Each determination made by the Calculation Agent pursuant to the provisions hereof shall be conclusive and binding on Mexico, the paying agents and the Holders in the absence of manifest error.

          (e) Accrued interest hereon shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the applicable interest rate by 360 if this Note is a Commercial Paper Rate Note, a LIBOR Note, a EURIBOR Note, a CD Rate Note or a Federal Funds Rate Note, by the actual number of days in the year if this Note is a Treasury Rate Note, or by such other number of days as set forth on the face hereof if this Note carries another Base Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate for the next preceding Interest Reset Date, subject in either case to any Maximum Interest Rate or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread and/or Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth on the face hereof shall be the Initial Interest Rate specified on the face hereof.
          (f) Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundredth-thousand of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654). All Specified Currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward) or the nearest equivalent in Specified Currencies other than U.S. dollars.
          (g) If this Note is a Commercial Paper Rate Note, EURIBOR Note, CD Rate Note or Federal Funds Rate Note, the “Interest Determination Date” pertaining to each Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If this Note is a LIBOR Note, the “Interest Determination Date” pertaining to each Interest Reset Date will be the second London Banking Day next preceding such Interest Reset Date. If this Note is a Treasury Rate Note, the “Interest Determination Date” pertaining to each Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of this Note are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If this Note is a Treasury Rate Note and, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If no auction is held in any week (or on the preceding Friday), the Interest Determination Date shall be the Monday of the week in which the Interest Reset Date falls. If this Note is a Treasury Rate Note and an auction date shall fall on any Interest Reset Date for this Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

          (h) The “Calculation Date,” where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the fifteenth calendar day after such Interest Determination Date or, if such date is not a Business Day, the next succeeding Business Day and (ii) the second Business Day next preceding the relevant Interest Payment Date, Maturity Date, or date of earlier redemption or repayment as the case may be.
          (i) Subject to applicable provisions of law and except as specified herein, the interest rate for each Interest Period shall be the rate determined in accordance with the provisions of the applicable heading below.
Commercial Paper Rate Notes
          If the Base Rate shown on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Period at the interest rate calculated by reference to the Commercial Paper Rate (as defined below) and the Spread or Spread Multiplier, if any, specified on the face hereof.
          The “Commercial Paper Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date, and shall be the Money Market Yield (as defined below) on such date of the per annum rate for commercial paper (quoted on a bank discount basis) having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” currently available on the world wide web at “http://www.federalreserve.gov/releases/H15,” or any successor publication of such Board (“H.l5(519)”), under the heading “Commercial paper—Nonfinancial.” In the event that such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Reset Date shall be the Money Market Yield on such date of the per annum rate for commercial paper (quoted on a bank discount basis) having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15 Daily Update, Selected Interest Rates,” currently available on the world wide web at “http://www.federalreserve.gov/ releases/H15/update/,” or any successor publication of such Board (“H.l5 Daily Update”), under the heading “Commercial paper—Nonfinancial.” In the event that neither of the foregoing rates is so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Reset Date shall be the Money Market Yield on such Interest Determination Date of the arithmetic mean of the offered per annum rates as of approximately 11:00 a.m., New York City time, on such Interest Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent with the approval of Mexico for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent with the approval of Mexico are quoting offered rates as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Interest Determination Date.

          “Money Market Yield” shall be a yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.
LIBOR Notes
          If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest at the interest rate calculated by reference to LIBOR and the Spread or Spread Multiplier, if any, specified on the face hereof.
          Unless otherwise specified on the face hereof, “LIBOR” with respect to each Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:
     (i) On the Interest Determination Date pertaining to such Interest Reset Date, LIBOR will be either:
(A) If “LIBOR Telerate” is specified on the face hereof, the offered rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day following such Interest Determination Date, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date (“LIBOR Telerate”); or
(B) If “LIBOR Reuters” is specified on the face hereof, the arithmetic mean, as calculated by the Calculation Agent, of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day following such Interest Determination Date, as such rates appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (“LIBOR Reuters”).

     “Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the “LIBO” page on that service for the purpose of displaying London interbank offered rates of major banks). “Telerate Page 3750” means the display designated as page “3750” on Moneyline Telerate (or such other page as may replace the “3750” page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.
     (ii) If either (A) LIBOR Reuters is specified on the face hereof and fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(A) above, or (B) LIBOR Telerate is specified on the face hereof and no rate appears on Telerate Page 3750, as specified in (i)(B) above, then LIBOR will be determined by reference to the source not so specified.
     (iii) If no rate appears on Telerate Page 3750, as specified in (i)(A) above, and if fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(B) above, on such Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld), to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) for loans in U.S. dollars to leading European banks having the Index Maturity designated on the face hereof, commencing on the second London Banking Day following such Interest Determination Date, and in a principal amount not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) are quoting rates as mentioned in this sentence, LIBOR shall be LIBOR as in effect on such Interest Determination Date.

EURIBOR Notes
          If the Base Rate specified on the face hereof is EURIBOR, this Note will bear interest at the interest rate calculated by reference to EURIBOR and the Spread or Spread Multiplier, if any, specified on the face hereof.
          Unless otherwise specified on the face hereof, “EURIBOR” with respect to each Interest Reset Date will be determined by the Calculation Agent on the Interest Determination Date pertaining to such Interest Reset Date, and shall be the rate on such date for deposits in euro having the Index Maturity designated on the face hereof, commencing on the second Business Day following such Interest Determination Date, as such rate appears on Telerate Page 248 at approximately 11:00 a.m., Brussels time, on such Interest Determination Date. In the event that no rate appears on Telerate Page 248 on such Interest Determination Date, EURIBOR shall be the offered rate (or if more than one such rate appears, the arithmetic mean of the offered rates as calculated by the Calculation Agent) for deposits in euro having the Index Maturity specified on the face hereof, commencing on the second Business Day following such Interest Determination Date, as such rates appear on the Reuters Screen EURIBOR01 Page at approximately 11:00 a.m., Brussels time, on such Interest Determination Date. In the event that such rate or rates does not appear on either Telerate Page 248 or Reuters Screen EURIBOR01 Page on such Interest Determination Date, the Calculation Agent will request the principal offices of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld), to provide the Calculation Agent with its offered quotations for deposits in euro having the Index Maturity specified on the face hereof, for delivery on the Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on such Interest Determination Date and in a principal amount not less than €1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, EURIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request the principal offices of each of three major banks in the Euro-zone interbank market, as selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld), to provide the Calculation Agent with its offered quotations for loans in euro having the Index Maturity specified on the face hereof, for delivery on the Interest Reset Date, to leading European banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on such Interest Determination Date and in a principal amount not less than €1,000,000 that is representative of a single transaction in such market at such time. If at least three such quotations are provided, EURIBOR shall be the arithmetic mean of such quotations. If fewer than three such quotations are provided, EURIBOR with respect to such Interest Reset Date shall be EURIBOR as in effect on such Interest Determination Date.
     “Reuters Screen EURIBOR01 Page” means the display designated as page “EURIBOR01” on the Reuters Monitor Money Rates Service (or such other page as may replace the “EURIBOR01” page on that service for the purpose of displaying offered rates for euro deposits in the Euro-zone interbank market). “Telerate Page 248” means the display designated as page “248” on Moneyline Telerate (or such other page as may replace the “248” page on that service or such other service or services for the purpose of displaying offered rates for euro deposits in the Euro-zone interbank market). “Euro-zone” means the region comprised of member states of the European Union that adopt the euro in accordance with the Treaty of Rome, as amended by the Treaty on European Union.

Treasury Rate Notes
          If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest at the interest rate calculated by reference to the Treasury Rate (as defined below) and the Spread or Spread Multiplier, if any, specified on the face hereof.
          Unless otherwise specified on the face hereof, the “Treasury Rate” with respect to each Interest Reset Date shall be the rate for the auction held on the Interest Determination Date pertaining to such Interest Reset Date of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified on the face hereof, as such rate appears on Telerate Page 56, in the case of a Note having a three-month Index Maturity, or Telerate Page 57, in the case of a Note having a six-month Index Maturity, under the heading “INVESTMENT RATE.” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate on such date as published in H.15 Daily Update under the heading “U.S. government securities—Treasury bills—Auction high.” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the “Investment Rate” (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as announced by the United States Department of the Treasury for the auction held on the Interest Determination Date. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the secondary market rate for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the secondary market rate for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof as published in H.15 Daily Update under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, at approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date shall be the Treasury Rate in effect on such Interest Determination Date.

          “Telerate Page 56” means the display designated as page “56” on Moneyline Telerate (or such other page as may replace the “56” page on that service or such other service or services for the purpose of displaying the rate for three-month U.S. Treasury bills). “Telerate Page 57” means the display designated as page “57” on Telerate (or such other page as may replace the “57” page on that service or such other service or services for the purpose of displaying the rate for six-month U.S. Treasury bills).
CD Rate Notes
          If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest at the interest rate calculated by reference to the CD Rate (as defined below) and the Spread or Spread Multiplier, if any, specified on the face hereof.
          Unless otherwise specified on the face hereof, the “CD Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and shall be the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading “CDs (secondary market).” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for such Interest Reset Date shall be the rate for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15 Daily Update for the Interest Determination Date under the heading “CDs (secondary market).” In the event that neither of the foregoing rates is so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for such Interest Reset Date shall be the arithmetic mean, as calculated by the Calculation Agent, of the secondary market offered rates at approximately 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) for negotiable certificates of deposit of major United States money center banks of the then highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) are not quoting as mentioned in this sentence, the CD Rate shall be the CD Rate in effect on such Interest Determination Date.
Federal Funds Rate Notes
          If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest at the interest rate calculated by reference to the Federal Funds Rate (as defined below) and the Spread or Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, the “Federal Funds Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and shall be the rate on that date for overnight Federal Funds as such rate appears on Telerate Page 120 under the heading “FED FUNDS EFFECTIVE.” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Reset Date shall be the rate for Federal Funds as published in H.15 Daily Update for the Interest Determination Date under the heading “Federal funds (effective).” In the event that neither of the foregoing rates appears or is published by 3:00 p.m., New York City time, on the Calculation Date for such Interest Determination Date, then the Federal Funds Rate for such Interest Reset Date shall be the arithmetic mean, as calculated by the Calculation Agent, of the rates at approximately 9:00 a.m., New York City time, on such Interest Determination Date for the last transaction of not less than $5,000,000 in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld); provided, however, that if the brokers selected as aforesaid by the Calculation Agent with the approval of Mexico (such approval not to be unreasonably withheld) are not quoting as mentioned in this sentence, the Federal Funds Rate shall be the Federal Funds Rate in effect on such Interest Determination Date.
          “Telerate Page 120” means the display designated as page “120” on Moneyline Telerate (or such other page as may replace the “120” page on that service or such other service or services for the purpose of displaying overnight Federal Fund rates).
          23[4. Redenomination. [Include any agreed provisions]]
          [5.] Redemption. 24[The Notes will not be redeemable at the option of Mexico prior to the Maturity Date.] 25[Mexico may redeem this Note prior to the Maturity Date specified on the face hereof at its option either in whole or from time to time in part, on any date after the Initial Redemption Date set forth on the face hereof upon not less than 30 nor more than 60 days’ notice to the Fiscal Agent. If this Note is redeemed only in part, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Fiscal Agent by such method as the Fiscal Agent shall deem fair and appropriate.] Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

[23]	Include for Notes denominated in a Specified Currency that could possibly be replaced by the euro.

[24]	Include for non-redeemable Notes.

[25]	Include for redeemable Notes.

          [6.] Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the Maturity Date at the option of the Holder hereof. 26[If this Note is repayable prior to the Maturity Date at the option of the Holder hereof, in order to be so repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) appropriate wire instructions and (ii) either (A) if this is a Certificated Note, (1) this Note with the form entitled “Option to Elect Repayment” on the reverse of this Note duly completed or (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised hereby and a guaranty that this Note with the form entitled “Option to Elect Repayment” on the reverse hereof duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed must be received by the Paying Agent by such fifth Business Day or (B) if this Note is a Global Note, (1) a copy of the pricing supplement relating to such Global Note together with the form entitled “Option to Elect Repayment” attached thereto and duly completed or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of this Global Note and the principal amount of this Global Note to be repaid, the [CUSIP/ISIN] number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised hereby and a guaranty that the form entitled “Option to Elect Repayment” duly completed, together with the pricing supplement relating to this Global Note, will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such pricing supplement and form duly completed must be received by the Paying Agent by such fifth Business Day. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. If this Note is a Global Note, the Depositary’s nominee will be the Holder of this Note and therefore will be the only entity that can exercise a right to repayment.]

[26]	Include for Notes under which Holder has option to elect early repayment.

          27[[7.] Discount Notes. If this Note is a Discount Note, the amount payable in the event of redemption, repayment or other acceleration of maturity, in lieu of the principal amount due on the Maturity Date hereof, shall be the Amortized Face Amount (as defined below) as of the date of redemption or repayment or the date of such acceleration. The “Amortized Face Amount” in any such case shall be an amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity as set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.]
          [8.] Purchase of the Notes by Mexico. Mexico may at any time purchase or acquire any of the Notes at any price in the open market or otherwise. Notes so purchased by Mexico may, at Mexico’s discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Fiscal Agent for cancellation.
          [9.] Additional Amounts. (a) The payment by Mexico of principal of, premium, if any, and interest on the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico, any political subdivision thereof or any taxing authority in Mexico. If Mexico is required by law to make any such withholding or deduction, it will pay such additional amounts (“Additional Amounts”) as may be necessary in order to ensure that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts of principal, premium, if any, and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note to or on behalf of a Holder who is liable for taxes or duties in respect of such Note (i) by reason of such Holder having some connection with Mexico other than the mere holding of such Note or the receipt of principal of, premium, if any, or interest on any Note; (ii) in the case of Registered Notes, by reason of the failure to comply with any reasonable certification, identification, documentation or other reporting or registration requirement concerning the nationality, residence, identity or connection with Mexico, or any political subdivision or taxing authority thereof or therein, of the Holder of a Note or any interest therein or rights in respect thereof, if compliance is required by applicable law, regulation, administrative practice or any treaty in effect, as a precondition to exemption from, or reduction in the rate of, deduction or withholding; or (iii) by reason of the failure of such Holder to present such Holder’s Note for payment within 30 days after the principal of, premium, if any, or interest on any Note is first made available for payment to the Holder.

[27]	Include for Discount Notes.

          (b) Whenever in this Note there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
          [10.] Ranking, Status and Negative Pledge. (a) The Notes will be direct, general and unconditional Public External Indebtedness of Mexico and will rank pari passu, without any preference among themselves, with all other unsecured and unsubordinated obligations of Mexico, present and future, relating to Public External Indebtedness. Mexico has pledged its full faith and credit for the due and punctual payment of principal of, interest on, and premium, if any, on the Notes.
          (b) Mexico undertakes that so long as any of the Notes remain outstanding, it will not create or permit to subsist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Notes are secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:
     (i) Security Interests created prior to December 3, 1993;
     (ii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;
     (iii) Security Interests securing Public External Indebtedness which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed $29 billion; and

     (iv) Security Interests securing Public External Indebtedness incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.
          (c) For the purposes of this Section [10] and Section [11], the following terms shall have the meanings specified below:
     (i) “Public External Indebtedness” means any Public Indebtedness that is payable by its terms or at the option of its holder in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico;
     (ii) “Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933 (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year;
     (iii) “Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project; and
     (iv) “Security Interest” means any lien, pledge, mortgage, security interest or other encumbrance.

          [11.] Events of Default. Each of the following events will constitute an “Event of Default” under the Notes: (a) the failure of Mexico to pay when due any principal of, premium, if any, or interest on any Note if such failure shall continue unremedied for a period of 30 days; or (b) the failure of Mexico to perform any other obligation under the Notes if such failure shall continue unremedied for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (c) acceleration of an aggregate principal amount of Public External Indebtedness of Mexico in excess of $10,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) resulting from the failure of Mexico to make any payment of principal or interest thereunder when due; or (d) the failure to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency) when due and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico. Upon the occurrence and during the continuance of an Event of Default, then, and in every such case, the Fiscal Agent shall, upon the instruction of the Holders of not less than 25% of the aggregate principal amount of the Notes Outstanding (as defined in the Fiscal Agency Agreement) at that time, by written demand given to Mexico with a copy to the Fiscal Agent, declare all the Notes to be, and the principal amount of all the Notes and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Mexico all such Events of Default shall have been cured, waived or otherwise remedied. If any and all existing Events of Default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% of the aggregate principal amount of the Notes Outstanding at that time, by written notice to Mexico and to the Fiscal Agent as set forth in the Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section [14], may, on behalf of all the Holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon.

          [12.] Replacement. (a) If this Note shall at any time become mutilated or be defaced, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity to save Mexico, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by Mexico or the Fiscal Agent) is delivered to the principal corporate trust office of the Fiscal Agent, then, in the absence of notice to Mexico or the Fiscal Agent that this Note has been acquired by a bona fide purchaser, Mexico shall execute and, upon its request, the Fiscal Agent shall authenticate and deliver a new Note of like tenor and principal amount (but with a different serial number) in exchange for, or in lieu of, this Note and/or a new coupon or coupons in lieu of the coupon or coupons appertaining hereto, if any. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note. Prior to the issuance of any substitute Note, Mexico may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent connected therewith). If any Note that has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, Mexico may pay or authorize payment of the same without issuing a substitute Note. The issuance of a new Note in lieu of any mutilated, destroyed, stolen or lost Note shall constitute an original additional contractual obligation of Mexico, whether or not the mutilated, destroyed, stolen or lost Note shall be at any time enforceable by anyone. Any new Note issued pursuant to this paragraph shall be dated the date of its authentication.
          [13.] Exchange and Transfer. (a) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement and the Authorization Certificate, a Note or Notes may be exchanged for a Note or Notes of equal aggregate principal amount in the same or different authorized denominations as may be requested by the Holder, by surrender of such Note or Notes at the office of the Fiscal Agent, or at the office of any transfer agent, together with a written request for the exchange.
          28[(b) Unless this Note has been issued in book-entry form, as provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Fiscal Agent’s register, upon surrender of this Note for registration of transfer at the corporate trust department of the Fiscal Agent in The City of [New York/London] or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to Mexico and the Fiscal Agent, executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon Mexico shall execute and the Fiscal Agent shall authenticate and deliver one or more new Notes dated the date of authentication thereof, in authorized denominations and having the same aggregate principal amount, to the designated transferee or transferees.]
          [(c)] No service charge will be imposed upon the Holder of a Note in connection with exchanges for Notes of a different denomination or for registration of transfers thereof, but Mexico may charge the party requesting any registration of transfer, exchange or registration of Notes a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.
          29[[(d)] Prior to due presentment of this Note for registration of transfer, Mexico or the Fiscal Agent may treat the Holder of this Note as the owner of this Note for all purposes,

[28]	Insert for Registered Notes.

[29]	Insert for Registered Notes.

whether or not this Note shall be overdue, and neither Mexico nor the Fiscal Agent shall be affected by notice to the contrary.]
          [14.] Modifications, Amendments and Waivers. As provided in the Fiscal Agency Agreement, Mexico and the Fiscal Agent may, (a) with the consent of the Holders at a meeting duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding represented at such meeting, or (b) with the written consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding, modify, amend or supplement the Terms or, insofar as respects the Notes, the Fiscal Agency Agreement, in any way, and such Holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by the Holders; provided, however, that no such action may, without the consent of the Holders of not less than 75% of the aggregate principal amount of the Notes then Outstanding, voting at a meeting or by written consent, (i) change the due date for the payment of the principal of, premium, if any, or any installment of interest on any Note, (ii) reduce the principal amount of any Note, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or any premium payable upon redemption thereof (iii) change the coin or currency in which or the required places at which payment with respect to interest, any premium or principal in respect of the Notes is payable, (iv) shorten the period during which Mexico is not permitted to redeem Notes, or permit Mexico to redeem Notes if, prior to such action, Mexico is not permitted to do so, (v) reduce the proportion of the principal amount of the Notes the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the Terms or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Notes, (vi) change the obligation of Mexico to pay any Additional Amounts, (vii) change Section [10(a)] or Section [18], (viii) change the courts to the jurisdiction of which Mexico has submitted, Mexico’s obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or Mexico’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Notes as set forth in the Fiscal Agency Agreement, or (ix) in connection with an exchange offer for the Notes, amend the definition of “Events of Default.” In addition, the Fiscal Agency Agreement permits Mexico and the Fiscal Agent, without the consent of any Holders of Notes, to amend the Fiscal Agency Agreement or the Notes for the purpose of (i) adding to the covenants of Mexico for the benefit of the Holders of Notes, (ii) surrendering any right or power conferred upon Mexico, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Notes or the Fiscal Agency Agreement or (v) amending the Fiscal Agency Agreement or the Notes in any manner which Mexico and the Fiscal Agent may determine and which shall not be inconsistent with the Notes and shall not adversely affect the interest of any Holder of Notes.

          30[[15.] Notices. Notices to Holders of the Notes will be given by mail to their respective addresses appearing in the register maintained by the Fiscal Agent. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg. If publication as aforesaid is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the later of the date of such publication and the fourth calendar day after the date of mailing.]
          31[[15.] Notices. Notices to Holders of the Notes will be valid if published in a daily newspaper having a general circulation in [London] or, if such publication is not practicable, in another leading daily English language newspaper having general circulation in Europe. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg or, if such publication is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in both such newspapers as provided above. Holders of coupons shall be deemed for all purposes to have notice of the contents of any notice to the Holders of the related Bearer Notes.]
          [16.] Further Issues. Mexico may, from time to time, without the consent of the Holders, create and issue additional notes having terms and conditions the same as the Notes, or the same except for the amount of the first payment of interest, which additional notes may be consolidated and form a single series with the outstanding Notes[; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Notes have as of the date of the issue of such additional notes].
          [17.] Obligation Absolute. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Mexico, which is absolute and unconditional, to pay principal of and any premium, if any, and interest on this Note at the time and place, and in the coin or currency, herein prescribed.
          [18.] GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION HEREOF BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.
          [19.] Due Authorization. Mexico hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Notes, and to constitute the same valid obligations of Mexico in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Mexico.

[30]	Include for Registered Notes.

[31]	Include for Bearer Notes.

32[FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Fiscal Agent, with full power of substitution in the premises.
Dated:                                                                       Signature:
           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.]

[32]	Include for Registered Notes.

R-26